LEASE


     THIS LEASE is made and entered into this 6th day of September, 1979, by and between BROKEN CIRCLE CATTLE CO., a Wyoming Corporation of Star Route #1, Box 21, Evanston, Wyoming 82930 (hereinafter referred to as "Lessor") and NORTHERN GAS PRODUCTS COMPANY, a Delaware Corporation with principal offices at 2223 Dodge Street, Omaha, Nebraska 68102 (hereinafter referred to as "Lessee").

     WITNESSETH THAT:

     WHEREAS, Lessor is the owner of the following described property situated in Uinta County, Wyoming, to wit:

     Section 35, T15N, R120W, 6th P.M., Uinta County Wyoming as described in Warranty Deed dated January 18, 1973 and recorded in Volume 294 at Page 368, Deed Records of Uinta County, Wyoming.


     WHEREAS, Lessee desires to lease a portion of Lessor's above described property for the purpose of constructing, installing, erecting, operating, maintaining, inspecting, repairing, replacing and removing a natural gas liquids and/or petroleum products storage, loading and shipping facilities including all appurtenances and accessories thereto; and

     WHEREAS, Lessor has stated its willingness to lease to Lessee a certain portion of Lessor's above described property; and

     WHEREAS, Lessor and Lessee have agreed upon the terms and conditions under which a portion of said property shall be leased to Lessee.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1. Lessor does hereby lease and demise unto Lessee the following described property situated in Uinta County, Wyoming, to wit:

     A tract of land out of the SW/4, SE/4 and the SE/4, SW/4 of said section 35, T15N, R12OW, 6th P.M., more particularly described and shown on Exhibit "A" attached hereto and by this reference made a part hereof.


(hereinafter referred to as the "leased premises") for the construction, installation, erection, operation, maintenance, inspection, repair, replacement and removal of a natural gas liquids and/or petroleum products storage, loading and shipping facilities, including if necessary or desirable, processing and/or separations facilities and including all appurtenances and accessories thereto, together with the right to construct, maintain, occupy and use a roadway, the location and description of which is shown on Exhibit A attached hereto and made a part hereof, for access to and from the Lessee's above mentioned facilities.

     2. The primary term of this Lease shall be few) a period of thirty (30) years commencing on the 6th day of September, 1979, and ending on the 5th day of September, 2009, unless sooner terminated as hereinafter provided. At the expiration of the primary term of this Lease (if this Lease is then in full force and effect) and thereafter at the end of each extended term, Lessee may, at its option exercisable in the manner provided below, renew and extend the term of this Lease for successive terms of five (5) years, each upon the same terms, conditions and covenants contained herein. If Lessee shall elect to renew this Lease as hereinabove provided, the notice of exercise of Lessee's option to renew shall be given to Lessor in writing (delivered to Lessor or mailed to it by certified or registered United States Mail) not less than sixty (60) days prior to the expiration of the primary term or any extended term, as the case may be, of this Lease.

     3. Lessee shall pay the Lessor a base rental of Thirty Thousand and 00/100 Dollars ($30,000.00) per year during the period this Lease is in effect, payable in advance. Commencing with the second anniversary of the commencement of this Lease and on each yearly anniversary thereafter, the base rental shall increase or decrease, as the case may be, by an amount equal to the Percentage Change in the Consumer Price Index. Such rental adjustment shall be effective for the ensuing one year period until further adjusted as above provided.

     As used in this Paragraph 3:

     (a) "Consumer Price Index" shall mean that index entitled, "All Items, Wage Earners and Clerical Workers", revised (CPI-W) (1967=100), issued by the Bureau of Labor Statistics of the United States Department of Labor, Washington, D.C.

     (b) "Percentage Change" shall be a percent in the amount of any increase or decrease in the level of the Consumer Price Index, as herein defined, as it stands on the anniversary date for which the adjustment is being made, from the level of the Consumer Price Index as it stood on the immediately preceding anniversary date of this Lease. In the event that the commencement date of this Lease shall occur on any day other than the first day of the month, the "anniversary date" for purposes of applying the level of the Consumer Price Index shall be the first day of the month in which the anniversary occurs.

     In the event that the consumer Price Index is not available, the successor or substitute index shall be used for the computations herein set forth. In the event that the Consumer Price Index or such successor or substitute index is not published, a reliable governmental or nonpartisan publication, which is agreed upon by both parties, and which evaluates the information theretofore used in determining the Consumer Price Index, shall be used for the computations provided for above.

     The rental for the initial year of this Lease shall be paid on or before the commencement date of this Lease, with each succeeding year's rental to be paid on or within 20 days after the anniversary date of the commencement of this Lease.

     4. During the term of this Lease, Lessee shall keep and maintain the leased premises in good, sanitary, and neat order, condition and repair. Upon termination of this Lease, Lessee shall return the property to Lessor in as near as practicable as good a condition as received, ordinary wear and tear, and damage by fire, explosion, earthquake, flood, acts of God or the elements excepted.

     5. Lessee may construct, place, install or erect any building or buildings (and appurtenances thereto) or other improvements, equipment or other personal property upon said leased premises. In this regard, Lessor and Lessee agree that any such building or buildings (and appurtenances thereto) or other improvements, equipment or other personal property, constructed, placed, installed, or erected by Lessee upon the leased premises shall be considered to be the personal property of Lessee and shall in no manner become affixed to the realty in the sense of permanent fixtures forming part of the freehold, and Lessee shall have the right at any time and from time to time to remove all or any portion of said personal property of Lessee. In this regard, Lessor grants to Lessee after the expiration of this lease the right of ingress to and egress from the leased premises for a period not to exceed ninety (90) days in order that Lessee may remove any such personal property.

     6. Lessor covenants that Lessor is seized of the leased premises in fee simple and has full right to make this lease and that Lessee shall have quiet and peaceable possession of the leased premises during the term hereof.

     7. Lessor shall pay all real estate taxes and assessments which may be levied or assessed against the land hereby leased. Lessee shall pay any such taxes levied against any personal property of Lessee on said land or any improvement placed or erected thereon by Lessee. Both parties agree to make timely payment of any such taxes in order that the respective interest of Lessee and Lessor shall not be adversely affected.

     8. Lessee shall keep the leased premises free and clear from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessor, shall, likewise, keep the leased premises free and clear from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessor or Lessor's tenant.

     9. Lessee shall have the right to fence all or any part of the above described tract at Lessee's option. Lessee shall have the right to restrict access and use of the roadway constructed by Lessee and described in Paragraph 1.

     10. Lessee shall have the right, at Lessee's expense, to relocate any irrigation facilities of Lessor or Lessor's tenant that in Lessee's sole discretion interfere or may interfere with Lessee's present or future use of the above described tract.

     11. In the event that the leased premises shall be taken for public use by any city, state, federal government, public authority or other corporation having the power of eminent domain, then this Lease shall terminate as of the date on which possession thereof shall be taken for such public use, or at the option of Lessee, as of the date on which the premises shall become unsuitable for Lessee's use thereof by reason of such taking; provided however, that if only a part of the leased premises shall be so taken such termination shall be at the option of Lessee only. If such a taking of only a part of the leased premises occurs, and Lessee elects not to terminate this Lease, there shall be a proportionate reduction of the rent to be paid under this Lease from and after the date such possession is taken for public use. Lessee shall have the right to participate, directly or indirectly, in any award for such public taking to the extent that it may have suffered compensable damage as a Lessee on account of such public taking. The term "eminent domain" shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.

     12. Any holding over after the expiration of the term of this Lease (including any extension term), with the consent of Lessor, shall be construed to be a tenancy from year to year, at the same yearly rental as provided in paragraph 3 above, and on the same terms and conditions as contained in this Lease.

     13. Lessee shall have the right at any time to assign all or any part of its interest under this Lease.

     14. If Lessor or Lessee fails in any respect to comply fully with the terms and provisions of the Lease, either the Lessor or Lessee may notify the defaulting party in writing of the matters in regard to which default is asserted. if the defaulting party does not either (a) cure such default within sixty (60) days, or (b) utilize due diligence to begin, within such 60 day period, to rectify such default if such default cannot be completely rectified within said sixty (60) days, then the party not in default may, without waiving any other rights or remedies it may have, terminate this Lease by giving written notice to the other of such termination.

     15. Lessee shall hold harmless and indemnify Lessor from and against any and all loss or cost (excepting those caused by the negligence or willfull misconduct of Lessor, its employees, agents, invitees or licensees) arising directly from Lessee's use or enjoyment of said premises and from Lessee's exercise of the rights and privileges granted hereunder.

     16. Contemporaneous with the execution of this Lease, Lessor agrees to execute and deliver to Lessee an easement, the form of which is attached hereto as Exhibit B, for the construction, operation and maintenance of a pipeline or pipelines across the following described property of Lessor:

     Section 35, T15N , R12OW, 6th P.M., Uinta County, Wyoming as described in Warranty Deed dated January 18, 1973 and recorded in Volume 294 at Page 368, Deed Records of Uinta County, Wyoming.


     17. Notices by Lessor or Lessee, as hereinabove provided, shall be by registered or certified United States Mail, postage prepaid, addressed to the parties at their respective addresses as indicated on Page 1 of this Lease.

     18. Each and every provision of this Lease shall be binding upon and inure to the parties hereto and their heirs, executives, successors and assigns.

     19. Notwithstanding any other provision to the contrary, this Lease may be terminated by Lessee upon sixty (60) days written notice to Lessor.

     IN WITNESS WHEREOF, the parties hereto have executed this lease the day and year first above written.

"Lessor"                        "Lessee"

BROKEN CIRCLE CATTLE CO.        NORTHERN GAS PRODUCTS
COMPANY


By   /s/Philip Myers              By    /s/ Rex Donaldson
     President                      Vice President


Attest: /s/Ken Myers               Attest: /s/S.M. Sawtell
         Secretary                       Secretary

STATE OF NEBRASKA )
                       ss
COUNTY OF DOUGLAS )

     On this 4th day of September, 1979, before me, a Notary Public duly commissioned and qualified in and for said County, personally came the above named Rex Donaldson Vice President, S. M. Sawtell Secretary, of Northern Gas Products Company who are personally known to me to be the identical persons whose names are affixed to the above instrument as Vice President and Secretary of said Corporation, and they acknowledged the instrument to be their voluntary act and deed, and the voluntary act and deed of said Corporation.

     WITNESS, my hand and official seal at Omaha, in said County, the date aforesaid.

                                       /s/J.H. Quinn
                                    Notary Public

My commission expires the 5th day of March, 1982


STATE OF WYOMING  )
                       ss
COUNTY OF UINTA   )

     On this 6th day of September, 1979, before me a notary public duly commissioned and qualified in and for said County, personally came the above named Philip Myers President, Ken Myers, Secretary, of Broken Circle Cattle Co. who are personally known to me to be the identical persons whose names are affixed to the above instrument as ______ President and ____ Secretary of said Corporation, and they acknowledged the instrument to be their voluntary act and deed, and the voluntary act and deed of said Corporation.


                                      /s/Leonard K. Defa
                                    Notary Public

My commission expires the 6th day of September, 1979.

                                          LEASE EXHIBIT A-1

                                      [MAP]

                                          LEASE EXHIBIT A-2

              C. E. Spurlock, Jr. Associates
          Consulting Engineers and Land Surveyors


C. E. SPURLOCK, JR.                              P.O. BOX O
P. E. &, L. S. LICENSE NO. 396       150 NORTH THIRD STREET
HAROLD E. O'MALLEY                    LANDER, WYOMING 82520
P. E. &, L. S. LICENSE NO. 468         PHONE (307) 332-5280

                                  July 2, 1979

                                 DESCRIPTION OF
TRACT PROPOSED TO BE PURCHASED BY NORTHERN GAS PRODUCTS CO.
     A tract of land in the SW1/4SE1/4 and the SE1/4SW1/4 of
Section 35, Township 15 North, Range 120 West, 6th P.M., Uinta County, Wyoming, more particularly described as follows:
     Beginning at Corner No. 1, which is on the South line of said Section 35 and on the Southwesterly right-of-way line of the Union Pacific Railroad and bears N. 89(degree) 53' W.
a distance of 2359.8 feet from the Southeast corner of said Section 35; thence proceed N. 89(degree) 53' W. along said
Section line a distance of 279.4 feet to Corner No. 2., the South quarter corner of said Section 35; thence proceed S 89(degree) 53' W. along said Section line a distance of
333.45 feet to Corner No. 3; thence proceed Northwesterly along a circular curve to the right a distance of 1201.14 feet to Corner No. 4 (the curve has a radius of 3364.65, a tangent of 607.03, and a chord of 1194.77 - the chord bears N. 37(degree) 32.6' W.); thence proceed N. 62(degree) 41' E. a distance of 400.0 feet, more or less, to Corner No. 5 which is on the Southwesterly right-of-way line of said railroad; thence proceed Southeasterly along said right-of-way along a curve to the left a distance of 1154.2 feet to Corner No. 6 (the curve has a radius of 2964.65 feet, a

                                          LEASE EXHIBIT A-3

              C. E. Spurlock, Jr. Associates
          Consulting Engineers and Land Surveyors


C. E. SPURLOCK, JR.                              P.O. BOX O
P. E. &, L. S. LICENSE NO. 396       150 NORTH THIRD STREET
HAROLD E. O'MALLEY                    LANDER, WYOMING 82520
P. E. &, L. S. LICENSE NO. 468         PHONE (307) 332-5280

                                  July 2, 1979


tangent of 584.48 feet and a chord of 1146.88 feet the chord bears S. 38(degree) 28.1' E.); thence proceed S. 49(degree) 26.3'
E. along said right- of-way a distance of 358.06 feet, more or less, to Corner No. 1., the point of beginning.
     This tract contains 12.447 acres.





                           P E. & L. S. WyomIng License
                                     No. 396

                                                                     EXHIBIT A-4


                                      [MAP]






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